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                                                                   EXHIBIT 10.3


                          MIDDLE BAY OIL COMPANY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made to be effective as of the 1st day of July, 1997 (the "Effective Date") by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Middle Bay"), SHORE OIL COMPANY, a Texas corporation ("Shore"), and STEPHEN W. HEROD ("Executive").


                              W I T N E S S E T H :

         WHEREAS, Executive is currently employed by Shore, which on the Effective Date has become a wholly-owned subsidiary of Middle Bay, as its President; and

         WHEREAS, Middle Bay and Executive desire to embody in this Agreement the terms and conditions under which Executive shall continue his employment as President of Shore and shall serve as Vice President of Corporate Development for Middle Bay;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises, agreements, representations and warranties hereinafter set forth, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

         1. EMPLOYMENT. Middle Bay as of the Effective Date continues the employment of Executive as President of Shore and as Vice President of Corporate Development of Middle Bay, and Executive shall render such other and further duties for and on behalf of Middle Bay and Shore as may be assigned reasonably from time to time to Executive by the Board of Directors of either corporation which are consistent with the offices held by Executive (the "Duties"). Executive hereby accepts such employment with Middle Bay and Shore and agrees to render the Duties for and on behalf of both corporations on the terms and conditions set forth in this Agreement. The power to direct, control and supervise the Duties of Executive, the means and manner of performing the Duties and the time for performing the Duties shall be exercised by the Chairman of each corporation, subject to direction by each corporation's respective Board of Directors; provided, however, that there shall be imposed no employment duties or constraints of any kind which would require Executive to violate any law, statute, ordinance, rule or regulation now or hereinafter in effect or require Executive to act in a manner inconsistent with the duties and privileges of a senior executive.

         2. TERM. The term (the "Initial Term") of this Agreement shall commence on the Effective Date hereof and, subject to the further provisions of this Agreement, shall end two (2) years



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from the Effective Date; provided, however, this Agreement shall remain in effect after the Initial Term on a year-to-year basis ("Renewal Term"), unless either party gives 30 days' written notice to the other party prior to the end of the Initial Term or any Renewal Term of his or its election to terminate this Agreement except in the event of termination under Section 11.

         3. PERFORMANCE OF DUTIES. Executive shall devote all of his working time exclusively to Middle Bay's and Shore's business and shall render the Duties to the best of his ability for and on behalf of Middle Bay and Shore. Executive shall comply with all laws, statutes, ordinances, rules and regulations relating to the Duties.

         4. COMPENSATION. In partial consideration for all Duties rendered or agreed to be rendered by Executive hereunder, Executive shall be paid an initial base salary at the rate of One Hundred Thousand Dollars ($100,000) per annum (the "Base Salary"), divided into 24 semi-monthly installments and payable on the fifteenth and last day of each month; provided, however, except as provided in Section 11(d) hereof, that, absent approval by the Board of Directors of Middle Bay, no Base Salary shall be paid to Executive under this Agreement for any period subsequent to the termination of employment of Executive for any reason whatsoever. The Board of Directors of Middle Bay shall have full discretion to adjust Executive's Base Salary and award bonuses, stock options, restricted stock and other noncash considerations as they deem appropriate; however, in no case shall Executive's total compensation equal less than the Base Salary. Payment of the Base Salary shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

         5. EXPENSES. Executive shall be entitled to reimbursement for expenses, provided that such expenses are reasonable and are incurred in connection with the performance of Executive's Duties hereunder. Such expense reimbursement shall be in accordance with and subject to the expense reimbursement policies and procedures of each corporation as in effect from time to time during the term of this Agreement.

         6. VACATIONS AND BENEFITS.

                  (a) Executive shall be entitled to vacation time consistent with the policies of Middle Bay established from time to time regarding vacation time for executives. Executive shall request vacation time in writing in accordance with the policies of Middle Bay. Executive shall take his vacation at such time or times as shall be approved by Middle Bay, which approval shall not be unreasonably withheld.

                  (b) Middle Bay or Shore shall include Executive, the spouse of Executive and all children of Executive in all medical, health or disability plans upon such terms and conditions as are provided to other management officers of such corporation and shall include Executive



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         in all disability and wage continuation plans as may be adopted by
         Middle Bay for other executive officers of Middle Bay or its subsidiaries.

                  (c) Middle Bay shall include Executive in all group term life insurance plans and other employee benefit and fringe benefit plans adopted by Middle Bay for executive officers of Middle Bay.

                  (d) Due to the nature of Executive's Duties under this Agreement, and the solicitations, meetings, conferences and the individual goodwill related thereto and required to be undertaken and maintained by Executive with Middle Bay's business contacts in order to maintain, preserve and guarantee the goodwill of Middle Bay in its highly competitive business, Middle Bay agrees to reimburse Executive on a monthly basis for all reasonable entertainment expenses incurred consistent with policies established by Middle Bay; provided that, prior to reimbursement, Executive shall provide to the Chief Financial Officer of Middle Bay a written expense report, detailing the character and nature of the reimbursable expenses.

                  (e) While employed by Middle Bay or Shore, Executive shall be allowed to participate, subject to meeting eligibility standards, on the same basis generally as other employees and other officers, in all general employee benefit plans and programs and specific benefit plans and programs available to other officers which on the Effective Date or thereafter are made available by Middle Bay or Shore to their employees and/or officers.

         7. DISABILITY. In the event that Executive shall be disabled so that he is substantially unable to perform the Duties hereunder for more than 120 days in any 12-month period, the employment of Executive hereunder, in the discretion of Middle Bay, may be terminated pursuant to Section 11 hereof.

         8. CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                  (a) Executive acknowledges that, in Executive's employment hereunder, Executive will be making use of, acquiring and adding to the trade secrets of Middle Bay and Shore and their confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, each corporation's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, lists of properties, leases and drilling prospects, all of which shall be deemed to be confidential information. Executive acknowledges that such confidential information has been and will continue to be of central importance to the business of each corporation and that disclosure of it to or its use by others could cause substantial loss to Middle Bay. In consideration of employment by Middle Bay, Executive agrees that, during the course of Executive's employment pursuant to this Agreement and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, divulge or disclose to any person or entity, other than those within Middle Bay or Shore authorized to receive such information,



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         any of such confidential information which was obtained by Executive as a result of Executive's employment with either corporation or any trade secrets of either corporation, but shall hold all of the same confidential and inviolate and will not use such material and information against the best interests of either corporation.

                  (b) All contracts, agreements, financial books, records, instruments and documents, client lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, card decks, listings, programming and any other instruments, records or documents relating or pertaining to business conducted by either corporation or Executive, the Duties rendered by Executive or the properties of either corporation (collectively, the "Records") shall at all times be and remain the property of Middle Bay or Shore. Upon termination of this Agreement and Executive's employment under this Agreement for any reason whatsoever, Executive shall return to the proper corporation all Records (whether furnished by such corporation or prepared by Executive), and Executive shall neither make nor retain any copies of any of such Records after such termination.

                  (c) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including without limitation computer programs, manuals and related materials, made or conceived in whole or in part by Executive while employed by either corporation and within one (1) year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of either corporation or any other business or research or development effort in which either corporation or any of their subsidiaries or affiliates engages during Executive's employment by either corporation will be disclosed promptly by Executive to Middle Bay and shall be the sole and exclusive property of Middle Bay. All copyrightable works created by Executive and covered by this Section 8(c) shall be deemed to be works for hire and owned exclusively by Middle Bay. To the extent that any such inventions or other creations, under applicable law, are not copyrightable works or are not considered works made for hire, Executive agrees to assign ownership of all such inventions or other creations to Middle Bay, without the necessity of any further compensation, and Middle Bay shall be entitled to obtain and hold in its own name all patents, copyrights or other rights in respect of such inventions or creations. Executive shall cooperate with Middle Bay in obtaining patents or copyrights of all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by Middle Bay to evidence its ownership thereof throughout the world and shall cooperate with Middle Bay in obtaining, defending and enforcing its rights therein.

         9. RESTRICTIVE COVENANTS.

                  (a) Middle Bay, Shore and Executive acknowledge and agree that Executive's Duties are of a special and unusual character which have a unique value to both corporations,



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         the loss of which cannot be adequately compensated by damages in an action at law and, if used in competition with either corporation, could cause serious harm to such corporation. Further, Executive and Middle Bay also recognize that an important part of Executive's Duties will be to develop good will for Middle Bay through his personal contact with customers, agents and others having business relationships with Middle Bay and Shore and that there is a danger that this goodwill, a proprietary asset of Middle Bay, may follow Executive if and when his relationship with Middle Bay is terminated. Accordingly, Executive covenants that, during the course of Executive's employment pursuant to this Agreement (and for a period of six months thereafter if termination of this Agreement is pursuant to Section 11(c) hereof), Executive shall not, within those areas in which Executive rendered services pursuant to this Agreement within two (2) years prior to the termination or cessation of Executive's employment with Middle Bay or Shore, directly or indirectly:

                           (i) be engaged, on his own behalf or on behalf of others, in an executive capacity which involves duties and responsibilities identical or substantially similar to those of Executive under the terms and provisions of this Agreement or

                           (ii) solicit, divert or appropriate or attempt to
                  solicit, divert or appropriate any oil and gas properties of either Middle Bay, Shore or any Middle Bay subsidiary which were identified by Executive or under his supervision on behalf of Middle Bay or Shore to or for any business which is engaged in the oil and gas business in a substantially similar manner and competing with Middle Bay, Shore or any Middle Bay subsidiary.

                  (b) Executive shall not, on his own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by Middle Bay or any subsidiary, whether or not such employee is a full-time employee or a temporary employee of such corporation and whether or not such employment is pursuant to a written agreement or is at will, at any time during the term of this Agreement and for a period of six months after Executive ceases to be employed hereunder for any reason whatsoever.

                  (c) Compliance with the restrictive covenants of this Agreement is a condition precedent to Middle Bay's or Shore's obligation to make any payments of any nature to Executive, whether under this Agreement or otherwise. Nothing in this Agreement shall be construed as prohibiting Middle Bay or Shore from pursuing any other remedies available to it for a breach or threatened breach of Sections 8 and 9 of this Agreement.

                  (d) Executive agrees that the covenants and agreements contained in Sections 8 and 9 of this Agreement are of the essence of this Agreement and that each of such covenants is reasonable and necessary to protect and preserve the interests and business of Middle Bay



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         and Shore. Executive further agrees that each of such covenants is separate, distinct and severable, not only from the other of such covenants but also from the remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in the event any court of competent jurisdiction determines, rules or holds that any such provision, covenant or agreement hereof is overly broad or against the public policy of the state, then said court is specifically authorized to reform and narrow said provision, covenant or agreement to the extent necessary to make said reformed and narrowed provision, covenant or agreement valid and enforceable.

         10. INDEMNITY. Executive shall indemnify Middle Bay, Shore and each corporation's officers, directors and shareholders (other than Executive) and hold each corporation, its officers, directors and shareholders (other than Executive) harmless from and against any and all actions, suits, proceedings, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees) arising out of or in connection with any breach or threatened breach by Executive of any one or more provisions of this Agreement.

         11. TERMINATION OF EMPLOYMENT. Middle Bay shall have the right (but not the obligation) to terminate Executive's employment hereunder at any time and without prior written notice to Executive upon the occurrence of any one or more of the following events:

                  (a) the voluntary or involuntary termination of Middle Bay's existence in connection with the liquidation or winding-up of Middle Bay;

                  (b) the disability of Executive for more than 120 days in any 12-month period pursuant to Section 7 of this Agreement;

                  (c) for cause (for the purposes of this Agreement, the term "cause" shall mean (i) conduct by Executive that amounts to fraud, dishonesty, gross negligence or willful misconduct in the performance of his Duties hereunder; (ii) material failure by Executive to perform his Duties hereunder in the manner and to the extent required under this Agreement that is not cured within 30 days after notice of same is provided to Executive by Middle Bay or Shore or a material breach by Executive of any covenant, promise, representation or warranty of this Agreement or of any fiduciary or other obligation owed by Executive to Middle Bay or Shore, including without limitation the obligation to refrain from engaging in the activities prohibited by Sections 8 and 9 hereof; or (iii) the conviction of Executive of a felony); or




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                  (d) by majority vote of the Board of Directors (without regard to cause) and upon payment to Executive the amount of Base Salary Executive would have earned if Executive's employment had continued through the remainder of the then current Term.

Upon termination of Executive's employment under this Agreement pursuant to this
Section 11, no party shall thereafter have any further rights, duties or obligations under this Agreement, except for Executive's obligations under Sections 8 and 9 hereof, but each party shall remain liable and responsible to the others for all prior obligations and duties hereunder and for all acts and omissions of such party, its agents, servants and employees prior to such termination.

         12. NOTICES. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand delivered and a signed receipt is given therefor or mailed by registered or certified United States mail, postage prepaid, and if to Middle Bay or Shore, to:

                           Middle Bay Oil Company, Inc.
                           115 South Dearborn Street
                           Mobile, AL  36602

or if to Executive, to:

                           Stephen W. Herod
                           1110 Briar Ridge Drive
                           Houston, TX  77057

or at such other address as either party hereto shall notify the other of in writing.

         13. MISCELLANEOUS.

                  (a) This Agreement shall be binding upon and inure to the benefit of Middle Bay, its subsidiaries, successors and assigns. This Agreement shall be binding upon Executive and his heirs, personal and legal representatives and guardians and shall inure to the benefit of Executive. Neither this Agreement nor any part hereof or interest herein shall be assigned by Executive.

                  (b) The terms and provisions of this Agreement may not be modified, except by written instrument duly executed by each party hereto.

                  (c) This Agreement shall be governed by and enforced and construed in accordance with the laws of the State of Alabama.




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                  (d) This Agreement sets forth the entire, integrated
         understanding and agreement of the parties hereto with respect to the subject matter hereof.

                  (e) The headings in this Agreement are included for the convenience of reference only and shall be given no effect in the construction of this Agreement.

                  (f) Each of the parties hereto shall have the right to waive compliance with or the fulfillment, satisfaction or enforcement of any warranty, representation, covenant, promise, agreement or condition herein set forth, but the waiver by any party of such right shall not be deemed a waiver of compliance with or fulfillment, satisfaction or enforcement of any other warranty, representation, covenant, promise, agreement or condition herein set forth or to seek redress for any breach thereof on any subsequent occasion, nor shall any such waiver be deemed effective unless in writing and signed by the party so waiving.

                  (g) In the event Executive shall breach any or all of the covenants set forth in Section 9(a) of this Agreement, the running of the period of the covenant or covenants breached shall be tolled during the continuation of any such breach by Executive, and the running of the period of such covenant or covenants shall commence again only upon compliance by Executive with the covenant or covenants previously breached.

         IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed and delivered this Agreement on the ________ day of __________________, 1997, to become effective as of the Effective Date.

                                    MIDDLE  BAY  OIL  COMPANY,  INC.


                                    By:
                                       ------------------------------------
                                         John J. Bassett, Chairman of the
                                              Board of Directors



                                       EXECUTIVE


                                       ------------------------------------
                                                Stephen W. Herod




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